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EXHIBIT 99.1

                    CERTIFICATION BY CHIEF EXECUTIVE OFFICER

      I, Bruce Cleland, the Chief Executive Officer of Campbell & Company, Inc. as managing owner of Campbell Alternative Asset Trust, certify that (i) the Form 10Q for the quarter ended March 31, 2003 of Campbell Alternative Asset Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Campbell Alternative Asset Trust.


                                    CAMPBELL ALTERNATIVE ASSET TRUST
                                    By: Campbell & Company, Inc., managing owner


                                    By: /s/ Bruce L. Cleland
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                                        Bruce L. Cleland
                                        Chief Executive Officer
                                        May 15, 2003


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